Exhibit 99.1

CURRENC and Galaxy Payroll Group Partner to Develop AI-Powered HR Solutions

New Scenarios Expand CURRENC’s “AI Staff for Hire” Applications for Global Financial Industry

SINGAPORE, June 24, 2025 (GLOBE NEWSWIRE) — CURRENC Group Inc. (Nasdaq: CURR) (“CURRENC” or the “Company”), a fintech pioneer empowering financial institutions worldwide with artificial intelligence (AI) solutions, today announced that it has entered a strategic partnership with Galaxy Payroll Group Limited (Nasdaq: GLXG) (“Galaxy Group”) to jointly create innovative AI-powered human resources solutions for CURRENC’s “AI Staff for Hire” platform. Leveraging Galaxy Group’s deep industry expertise and CURRENC’s advanced AI technology, the parties will develop two new modules, AI HR Manager and AI Recruitment Manager, extending CURRENC’s reach to the HR sector.

CURRENC’s “AI Staff for Hire” platform empowers businesses across the financial industry to automate core functions, reduce operational costs, and make data-driven decisions. Its AI HR Manager module will be customized to streamline internal HR operations, from employee onboarding and performance monitoring to data management and reporting. Meanwhile, the AI Recruitment Manager will optimize the recruitment process, delivering intelligent candidate screening and automated interview scheduling to enhance hiring efficiency. Like all “AI Staff for Hire” solutions, these new HR modules will integrate smoothly into businesses’ existing workflows, enabling rapid implementation and adoption.

“Collaborating with human resources leader Galaxy Group marks another milestone in our mission to transform business operations across the financial industry with AI-powered solutions,” said Alex Kong, Founder and Executive Chairman of CURRENC. “This partnership highlights how our ‘AI Staff for Hire’ platform can be seamlessly adapted to help clients in diverse financial sectors scale efficiently, reduce costs, and deliver superior customer experiences, demonstrating CURRENC’s leadership in AI innovation. Looking ahead, the Company is poised to build on this success, exploring additional AI-driven opportunities to facilitate digitalization and drive sustainable growth across industries.”

About CURRENC Group Inc.

CURRENC Group Inc. (Nasdaq: CURR) is a fintech pioneer dedicated to transforming global financial services through artificial intelligence (AI). The Company empowers financial institutions worldwide with comprehensive AI solutions, including SEAMLESS AI Call Centre and other AI-powered Agents designed to reduce costs, increase efficiency and boost customer satisfaction for banks, insurance, telecommunications companies, government agencies and other financial institutions. The Company’s digital remittance platform also enables e-wallets, remittance companies, and corporations to provide real-time, 24/7 global payment services, advancing financial access across underserved communities.

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Further information regarding these and other risks, uncertainties, or factors is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

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